                                                                     EXHIBIT 4.6


THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF SERIES H-2 PREFERRED STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR
(ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                WARRANT TO PURCHASE SERIES H-2 PREFERRED STOCK
                             OF LOGICVISION, INC.

NO.

          THIS CERTIFIES THAT, for value received,     , or its
permitted registered assigns ("Holder"), is entitled, subject to the terms and
                               ------
conditions of this Warrant, at any time or from time to time after May 7, 1999 (the "Effective Date"), and before 5:00 p.m. Pacific Time on May 7, 2000,
      --------------
subject to early termination pursuant to an Early Termination Event (the "Expiration Date"), to purchase from LogicVision, Inc., a California
 ---------------
corporation (the "Company")     (    ) shares of Series H-2 Preferred Stock of
the Company at a price per share of Two Dollars and Forty-Three Cents ($2.43) (the "Purchase Price"). Both the number of shares of Series H-2 Preferred Stock
      --------------
purchasable upon exercise of this Warrant and the Purchase Price are subject to change as provided herein. This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated May 7, 1999 (the "Purchase Agreement"), between the Company and Holder.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

     "Early Termination Event" shall be the closing of a Sale of the Company.
      -----------------------
In the event of a proposed transaction of the kind described above, the Company shall notify Holder in writing at least thirty (30) days prior to the consummation of such event or transaction. However, if the Holder has sent a Notice of Exercise on or before the expiration of the Exercise Period and the Holder is prevented from exercising the Warrant on or before the end of the Exercise Period due to any applicable waiting periods imposed by the HSR Act (the "HSR Act Restrictions"), the Holder may complete the process of exercising the Warrant, for a period of ten (10) days following termination of the HSR Act Restrictions.

     "Fair Market Value" shall be the closing price of the shares of Common
      -----------------
Stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company if the shares of Common Stock are traded in a public market. If the shares of Common Stock are not traded in a public market, the Board of Directors of the Company shall determine in its sole discretion fair market value in its good faith judgment.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976.

     "Registered Holder" shall mean any Holder in whose name this Warrant is
      -----------------
registered upon the books and records maintained by the Company.

     "Sale of the Company" shall mean a merger of the Company with or into any
      -------------------
other corporation or corporations (or other Person) in which the shareholders of this Company immediately before the merger do not hold more than 50% of the voting power of the surviving corporation immediately after the merger, a statutory share exchange with any other corporation, or a sale, conveyance or disposition of all or substantially all of the assets of this Company in which shareholders of this Company immediately before such exchange hold neither more than 50% of the voting power of this Company immediately after such exchange nor more than 50% of the voting power of an entity which holds more than 50% of the voting power of this Company immediately after the exchange.

     "Warrant" as used herein, shall include this Warrant and any warrant
      -------
delivered in substitution or exchange therefor as provided herein.

     "Series H-2 Preferred Stock" shall mean the Series H-2 Preferred Stock of
      --------------------------
the Company and any other securities at any time receivable upon exercise of this Warrant (including shares of Common Stock issuable upon conversion thereof).

2.        EXERCISE OF WARRANT

     2.1. Payment.  Subject to compliance with the terms and conditions of this
          -------
Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

          (a)  this Warrant at the principal office of the Company, and

          (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or
(iii) by a combination of (i) and (ii) (the "Exercise Amount"), except that if Holder is subject to HSR Act Restrictions (as defined in Section 2.4 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

     2.2. Net Issue Exercise. In lieu of the payment methods set forth in
          ------------------
Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

          X = Y (A-B)
              -------
                 A

          Where X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

          A = the Fair Market Value of one share of the Company's Common Stock.

          B = Purchase Price (as adjusted to the date of such calculation).

     All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to Holder at least five (5)
      ----------
but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO, the Holder shall promptly notify the Company whether or not the Holder will exercise this Warrant pursuant to this Section 2.2 prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the "SEC") in connection with
                                                       ---
the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value of a share of Common Stock will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder has elected to exercise this Warrant pursuant to this Section 2.2 while a registration statement is on file with the Securities and Exchange Commission in connection with an IPO and the IPO is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant.

     2.3. "Easy Sale" Exercise. In lieu of the payment methods set forth in
           -------------------
Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Amount through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Shares so purchased to pay the Exercise Amount (and up to all of the Shares so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Exercise Amount directly to the Company, with any sale proceeds in excess of the Exercise Amount being for the benefit of the Holder.

     2.4. Stock Certificates; Fractional Shares. As soon as practicable on or
          -------------------------------------
after the date this Warrant is exercised, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Series H-2 Preferred Stock issuable upon, such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Series H-2

Preferred Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

     2.5. HSR Act. The Company hereby acknowledges that exercise of this Warrant
          -------
by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

     2.6. Partial Exercise; Effective Date of Exercise. In case of any
          --------------------------------------------
partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Series H-2 Preferred Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the shares of Series H-2 Preferred Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     2.7. Sale of the Company. In the Event of a Sale of the Company, the
          -------------------
Company shall give written notice to the Holder of such Sale of the Company not less than thirty (30) days prior to the closing date thereof.

3. VALID ISSUANCE: TAXES. All shares of Series H-2 Preferred Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Series H-2 Preferred Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

     If the Company shall at any time prior to the expiration of this Warrant subdivide its Series H-2 Preferred Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Series H-2 Preferred Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5. RESERVATION OF SERIES H-2 PREFERRED STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Series H-2 Preferred Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Series H-2 Preferred Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series H-2 Preferred Stock upon the exercise of this Warrant.

6. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Series H-2 Preferred Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all Purposes.

7. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition or sale of this Warrant or the Series H-2 Preferred Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants, Series H-2 Preferred Stock or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

8. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN

     COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

9. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by such Holder to purchase Series H-2 Preferred Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder of the Company for any purpose.

10. REGISTRATION RIGHTS. All shares of Series H-2 Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Company's Registration Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder and shall be subject to all of the obligations of such holders, including the Market Standoff provisions set forth thereof.

11. NOTICES. All notices and other communications from the Company to the Holder shall be given in accordance with the Purchase Agreement.

12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

13. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

14.  NOTICES OF RECORD DATE.  In case:

     14.1. the Company shall take a record of the holders of its Series H-2 Preferred Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

     14.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     14.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

     14.4. of any redemption or conversion of all outstanding Series H-2 Preferred Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Series H-2 Preferred Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Series H-2 Preferred Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

                           [Remainder of page blank]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the Effective Date.

                                    LOGICVISION, INC.

                                    By:
                                        ---------------------------

                                    _______________________________
                                    Printed Name


                                    _______________________________
                                    Title

Agreed and Accepted:


_______________________________


              SIGNATURE PAGE TO SERIES H-2 PREFERRED STOCK WARRANT